UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2010 (June 18, 2010)

VALUERICH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52404	41-2102385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1804 N. Dixie Highway, Suite A, West Palm Beach, FL  33407
(Address of Principal Executive Offices)

(561) 370-3617
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 18, 2010, ValueRich, Inc. (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders elected three directors and ratified the appointment of Chisholm, Bierwolf & Nilson, LLC as the Company’s independent accountants for the fiscal year ending December 31, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Joseph Visconti to the Company’s Board of Directors	4,706,207	-	-	34,500	863,627
Election of David Lemoie to the Company’s Board of Directors	4,706,207	-	-	34,500	863,627
Election of Philip Verges to the Company’s Board of Directors	4,706,207	-	-	34,500	863,627
Ratification of the appointment of Chisholm, Bierwolf & Nilson, LLC as the Company’s independent accountants for fiscal year ended June 30, 2010	5,574,702	30,400	-	132	-

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUERICH, INC.
Date: July 7, 2010

	By:	/s/ Joseph C.Visconti
Joseph C.Visconti
Chief Executive Officer